EXHIBIT 1.1

KIT DIGITAL, INC.

1,541,624 Shares of Common Stock

(Plus an Option to Purchase up to 231,244 Shares to Cover Overallotments)

UNDERWRITING AGREEMENT

March 4, 2010

Roth Capital Partners, LLC
24 Corporate Plaza
Newport Beach, CA  92660

Ladies and Gentlemen:

KIT digital, Inc., a Delaware corporation (the “Company”), proposes, subject to the terms and conditions stated herein, to issue and sell to Roth Capital Partners, LLC ("RCP" or the “Underwriter”) an aggregate of 1,541,624 authorized but unissued shares (the “Underwritten Shares”) of Common Stock, par value $0.0001 per share (the “Common Stock”), of the Company on a best efforts basis.  The Company has granted the Underwriter the option to purchase an aggregate of up to 231,244 additional shares of Common Stock (the “Additional Shares”) as may be necessary to cover over-allotments made in connection with the offering.  The Underwritten Shares and Additional Shares are collectively referred to as the “Shares.”

The Company and the Underwriter hereby confirm their agreement as follows:

1.           Registration Statement and Prospectus.  The Company has prepared and filed with the United States Securities and Exchange Commission (the “Commission”) a shelf registration statement on Form S-3 (File No. 333-164655) under the Securities Act of 1933, as amended (the “Securities Act”), and the rules and regulations (the “Rules and Regulations”) of the Commission thereunder, and such amendments to such registration statement (including post effective amendments) as may have been required to the date of this Agreement and will file such amendments thereto as may be required.  Such registration statement, as amended (including any post effective amendments) has been declared effective by the Commission.  Such registration statement, at any given time, including the amendments thereto (including post effective amendments thereto) to such time, the exhibits and any schedules thereto at such time, the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act at such time and the documents and information otherwise deemed to be a part thereof or included therein by Rule 430B under the Securities Act or otherwise pursuant to the Rules and Regulations at such time, is herein called the “Registration Statement.”  If the Company has filed or files an abbreviated registration statement pursuant to Rule 462(b) under the Securities Act (the “Rule 462 Registration Statement”), then any reference herein to the term Registration Statement shall include such Rule 462 Registration Statement.

The Company is filing with the Commission pursuant to Rule 424 under the Securities Act a final prospectus relating to the Shares and supplementing the base prospectus, dated March 4, 2010, included in the Registration Statement, in the form heretofore delivered to the Underwriter.  Such base prospectus in the form in which it appears in the Registration Statement is hereinafter called the “Base Prospectus,” and such final prospectus as filed, together with the Base Prospectus, is hereinafter called the “Final Prospectus.”  Such Final Prospectus and any preliminary prospectus supplement or “red herring,” in the form in which they shall be filed with the Commission pursuant to Rule 424(b) under the Securities Act (including the Base Prospectus as so supplemented) is hereinafter called a “Prospectus.”  Any reference herein to the Base Prospectus, the Final Prospectus or a Prospectus shall be deemed to include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act as of the date of such Prospectus.

For purposes of this Agreement, all references to the Registration Statement, the Rule 462 Registration Statement, the Base Prospectus, the Final Prospectus, the Prospectus or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval System (“EDGAR”).  All references in this Agreement to financial statements and schedules and other information which is “described,” “contained,” “included” or “stated” in the Registration Statement, the Rule 462 Registration Statement, the Base Prospectus, the Final Prospectus or the Prospectus (or other references of like import) shall be deemed to mean and include all such financial statements, pro forma financial information and schedules and other information which is incorporated by reference in or otherwise deemed by the Rules and Regulations to be a part of or included in the Registration Statement, the Rule 462 Registration Statement, the Base Prospectus or the Prospectus, as the case may be; and all references in this Agreement to amendments or supplements to the Registration Statement, the Rule 462 Registration Statement, the Base Prospectus, the Final Prospectus or the Prospectus shall be deemed to mean and include the subsequent filing of any document under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that is deemed to be incorporated therein by reference therein or otherwise deemed by the Rules and Regulations to be a part thereof.

2.           Representations and Warranties of the Company Regarding the Offering.

(a)           The Company represents and warrants to, and agrees with, the Underwriter, as of the date hereof and as of each Closing Date (as defined in Section 4(c) below), except as otherwise specified, as follows:

(i)           At each time of effectiveness, at the date hereof and at each Closing Date, the Registration Statement and any post-effective amendment thereto complied or will comply (as applicable) in all material respects with the requirements of the Securities Act and the Rules and Regulations and did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.  The Time of Sale Disclosure Package (as defined in Section 2(a)(iii) below) as of the date hereof and at each Closing Date, and the Final Prospectus, as amended or supplemented, at the time of filing pursuant to Rule 424(b) under the Securities Act and at each Closing Date, did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.  The representations and warranties set forth in the two immediately preceding sentences shall not apply to statements in or omissions from the Registration Statement or any Prospectus in reliance upon, and in conformity with, written information furnished to the Company by the Underwriter specifically for use in the preparation thereof.  The Registration Statement (including each document incorporated by reference therein) contains all exhibits and schedules required to be filed by the Securities Act or the Rules and Regulations.  No order preventing or suspending the effectiveness or use of the Registration Statement or any Prospectus has been issued by the Commission and no proceedings for such purpose have been instituted or are pending, or, to the knowledge of the Company, are contemplated or threatened.  The Company has complied with all requests of the Commission for additional or supplemental information.

(ii)           The documents incorporated by reference in the Registration Statement, the Time of Sale Disclosure Package and any Prospectus, when they became or become effective or were or will be filed with the Commission, as the case may be, conformed in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable and were filed on a timely basis with the Commission.  Any further documents so filed and incorporated by reference in the Registration Statement, the Time of Sale Disclosure Package or the Final Prospectus, when such documents are filed with the Commission, will conform in all material respects to the requirements of the Exchange Act, and will not contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(iii)           (A) The Company has provided a copy to the Underwriter of each Issuer Free Writing Prospectus (as defined below) used in the sale of Shares.  The Company has filed all Issuer Free Writing Prospectuses required to be so filed with the Commission, and no order preventing or suspending the effectiveness or use of any Issuer Free Writing Prospectus is in effect and no proceedings for such purpose have been instituted or are pending, or, to the knowledge of the Company, are contemplated or threatened.  When taken together with the rest of the Time of Sale Disclosure Package or the Final Prospectus, since its first use and at all relevant times since then, no Issuer Free Writing Prospectus has, does or will include (1) any untrue statement of a material fact or omission to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or (2) information that conflicted, conflicts or will conflict with the information contained in the Registration Statement or the Final Prospectus.  The representations and warranties set forth in the immediately preceding sentence shall not apply to statements in or omissions from the Time of Sale Disclosure Package, the Final Prospectus or any Issuer Free Writing Prospectus in reliance upon, and in conformity with, written information furnished to the Company by the Underwriter specifically for use therein.  As used in this paragraph and elsewhere in this Agreement:

(1)           “Time of Sale Disclosure Package” means the Base Prospectus, the Prospectus most recently filed with the Commission before the time of this Agreement, including any preliminary prospectus deemed to be a part thereof, each Issuer Free Writing Prospectus, and any description of the transaction provided by the Underwriter included on Schedule I hereto.

(2)           “Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433 under the Securities Act, relating to the Shares that (A) is required to be filed with the Commission by the Company, or (B) is exempt from filing pursuant to Rule 433(d)(5)(i) or (d)(8) under the Securities Act because it contains a description of the Shares that does not reflect the final terms, in each case in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g) under the Securities Act.

(B)           At the time of filing of the Registration Statement and at the date hereof, the Company was not and is not an “ineligible issuer,” as defined in Rule 405 under the Securities Act or an “excluded issuer” as defined in Rule 164 under the Securities Act.

(C)           Each Issuer Free Writing Prospectus satisfied, as of its issue date and at all subsequent times through the Prospectus Delivery Period (as defined below), all other conditions as may be applicable to its use as set forth in Rules 164 and 433 under the Securities Act, including any legend, record-keeping or other requirements.

(iv)           The financial statements of the Company, together with the related notes, included or incorporated by reference in the Registration Statement, the Time of Sale Disclosure Package and the Final Prospectus comply in all material respects with the requirements of the Securities Act and the Exchange Act and fairly present the financial condition of the Company as of the dates indicated and the results of operations and changes in cash flows for the periods therein specified in conformity with generally accepted accounting principles consistently applied throughout the periods involved; and the supporting schedules included or incorporated in the Registration Statement present fairly the information required to be stated therein.  The financial information set forth in the time of Sale Disclosure Package and in the Final Prospectus under “Selected Consolidated Financial Date” presents fairly, on the basis set forth in the time of Sale Disclosure Package and Final Prospectus, the information set forth therein as of the respective dates and for the respective periods set forth therein.  No other financial statements, pro forma financial information or schedules are required to be included or incorporated by reference in the Registration Statement, the Time of Sale Disclosure Package or the Final Prospectus.  To the Company’s knowledge, Moore Stephens, P.C., which has expressed its opinion with respect to the financial statements and schedules filed as a part of or incorporated by reference in the Registration Statement and included or incorporated by reference in the Registration Statement, the Time of Sale Disclosure Package and the Final Prospectus, and Grant Thornton LLP, which has performed certain procedures and reviewed certain financial statements incorporated by reference in the Registration Statement, the Time of Sale Disclosure Package and the Final Prospectus, are independent registered public accounting firms with respect to the Company within the meaning of the Securities Act and the Rules and Regulations and such accountants are not in violation of the auditor independence requirements of the Sarbanes-Oxley Act of 2002 (the "Sarbanes-Oxley Act").

(v)           The Company had a reasonable basis for, and made in good faith, each “forward-looking statement” (within the meaning of Section 27A of the Act or Section 21E of the Exchange Act) contained or incorporated by reference in the Registration Statement, the Time of Sale Disclosure Package or the Final Prospectus.

(vi)           All statistical or market-related data, including any industry forecasts, included in the Registration Statement, the Time of Sale Disclosure Package or the Final Prospectus are based on or derived from industry publications and sources that the Company reasonably believes to be reliable and accurate, and the Company has obtained the written consent to the use of such data from such sources, to the extent required, and no such sources are or were at any time under the Company's control.

(vii)           The Common Stock is registered pursuant to Section 12(b) of the Exchange Act and is included or approved for inclusion on the Nasdaq Global Market.  There is no action pending to delist the Common Stock from the Nasdaq Global Market, nor has the Company received any notification that the Nasdaq Global Market is contemplating terminating such listing.  When issued, the Shares will be listed on the Nasdaq Global Market.

(viii)             The Company has not taken, directly or indirectly, any action that is designed to or that has constituted or that would reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares.

(ix)           The Company is not and, after giving effect to the offering and sale of the Shares, will not be an “investment company,” as such term is defined in the Investment Company Act of 1940, as amended.

(x)           The Company was at the time of filing the Registration Statement, and at the date hereof, remains eligible to use Form S-3 for under the Securities Act for primary offerings of the Shares.  The conditions for use of Form S-3 set forth in the General Instructions thereto have been satisfied in connection with the Registration Statement and sale of the Shares thereunder.

(b)           Any certificate signed by any officer of the Company and delivered to the Underwriter or counsel for the Underwriter shall be deemed a representation and warranty by the Company to the Underwriter as to the matters covered thereby.

3.           Representations and Warranties Regarding the Company.

The Company represents and warrants to and agrees with, the Underwriter, except as set forth in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus, as follows:

(i)           Each of the Company and its subsidiaries has been duly organized and is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation. Each of the Company and its subsidiaries has the corporate power and authority to own its properties and conduct its business as currently being carried on and as described in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus, and is duly qualified to do business as a foreign corporation in good standing in each jurisdiction in which it owns or leases real property or in which the conduct of its business makes such qualification necessary and in which the failure to so qualify would have or is reasonably likely to result in a material adverse effect upon the business, prospects, properties, operations, condition (financial or otherwise) or results of operations of the Company and its subsidiaries, taken as a whole, or in its ability to perform its obligations under this Agreement (“Material Adverse Effect”).

(ii)           The Company has the power and authority to enter into this Agreement and to authorize, issue and sell the Underwritten Shares as contemplated by this Agreement.  This Agreement has been duly authorized, executed and delivered by the Company, and constitutes a valid, legal and binding obligation of the Company, enforceable in accordance with its terms, subject to (A) applicable bankruptcy, insolvency, fraudulent transfer, moratorium, reorganization or other similar laws of general application relating to or affecting the enforcement of creditors' rights generally, (B) general principles of equity and (C) with respect to the enforcement of any rights to indemnity and contribution, securities laws and principles of public policy.

(iii)           The execution, delivery and performance of this Agreement and the consummation of the transactions herein contemplated will not (A) result in a breach or violation of any of the terms and provisions of, or constitute a default under, any law, rule or regulation to which the Company or any subsidiary is subject, or by which any property or asset of the Company or any subsidiary is bound or affected, (B) conflict with, result in any violation or breach of, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any right of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, lease, credit facility, debt, note, bond, mortgage, indenture or other instrument (the “Contracts”) or obligation or other understanding to which the Company or any subsidiary is a party of by which any property or asset of the Company or any subsidiary is bound or affected, except to the extent for such conflicts, defaults, terminations, amendments, accelerations or cancellation rights as would not, individually or in the aggregate, reasonably be expected to have or result in a Material Adverse Effect, or (C) result in a breach or violation of any of the terms and provisions of, or constitute a default under, the Company’s charter or by-laws.

(iv)           Neither the Company nor any of its subsidiaries is in violation, breach or default under its certificate of incorporation, by-laws or other equivalent organizational or governing documents.

(v)           All consents, approvals, orders, authorizations and filings required on the part of the Company and its subsidiaries in connection with the execution, delivery or performance of this Agreement have been obtained or made, other than such consents, approvals, orders and authorizations the failure of which to make or obtain would not reasonably be expected, individually or in the aggregate, to have or result in a Material Adverse Effect.

(vi)          All of the issued and outstanding shares of capital stock of the Company are duly authorized and validly issued, fully paid and nonassessable, and have been issued in compliance with all applicable securities laws, and conform to the description thereof in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus.  There are no shares of the company’s Capital Stock outstanding except as set forth in the Section of the Prospectus titled “The Securities We May Offer” and “Description of Common Stock”.  Except for the issuances of options or restricted stock in the ordinary course of business, since the respective dates as of which information is provided in the Registration Statement, the Time of Sale Disclosure Package or the Prospectus, the Company has not entered into or granted any convertible or exchangeable securities, options, warrants, agreements, contracts or other rights in existence to purchase or acquire from the Company any shares of the capital stock of the Company.  The Shares have been duly authorized and when issued, will have been validly issued, fully paid and nonassessable, will be issued in compliance with all applicable securities laws, and will be free of preemptive, rights to subscribe for or purchase securities, registration or similar rights.

(vii)        Each of the Company and its subsidiaries has filed all returns (as hereinafter defined) required to be filed with taxing authorities prior to the date hereof or has duly obtained extensions of time for the filing thereof.  Each of the Company and its subsidiaries has paid all taxes (as hereinafter defined) shown as due on such returns that were filed and has paid all taxes imposed on or assessed against the Company or such respective subsidiary.  The provisions for taxes payable, if any, shown on the financial statements filed with or incorporated into the Registration Statement are sufficient for all accrued and unpaid taxes, whether or not disputed, and for all periods to and including the dates of such consolidated financial statements.  Except as disclosed in writing to the Underwriter, (i) no issues have been raised (and are currently pending) by any taxing authority in connection with any of the returns or taxes asserted as due from the Company or its subsidiaries, and (ii) no waivers of statutes of limitation with respect to the returns or collection of taxes have been given by or requested from or on behalf of the Company or its subsidiaries.  The term “taxes” mean all federal, state, local, foreign, and other net income, gross income, gross receipts, sales, use, ad valorem, transfer, franchise, profits, license, lease, service, service use, withholding, payroll, employment, excise, severance, stamp, occupation, premium, property, windfall profits, customs, duties or other taxes, fees, assessments, or charges of any kind whatever, together with any interest and any penalties, additions to tax, or additional amounts with respect thereto.  The term “returns” means all returns, declarations, reports, statements, and other documents required to be filed in respect to taxes.

(viii)        Since the respective dates as of which information is given in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus, (a) neither the Company nor any of its subsidiaries has incurred any material liabilities or obligations, direct or contingent, or entered into any material transactions, (b) the Company has not declared or paid any dividends or made any distribution of any kind with respect to its capital stock; (c) there has not been any change in the capital stock of the Company or any of its subsidiaries (other than a change in the number of outstanding shares of Common Stock due to the issuance of shares upon the exercise of outstanding options or warrants or the issuance of restricted stock awards or restricted stock units under the Company’s existing stock awards plan, (d) there has not been any material change in the Company’s long-term or short-term debt, and (e) there has not been the occurrence of any Material Adverse Effect.

(ix)           There is not pending or, to the knowledge of the Company, threatened, any action, suit or proceeding to which the Company or any of its subsidiaries is a party or of which any property or assets of the Company is the subject before or by any court or governmental agency, authority or body, or any arbitrator or mediator, which individually or in the aggregate, might reasonably be expected to result in a Material Adverse Effect.

(x)           The Company and each of its subsidiaries holds, and is in compliance with, all material franchises, grants, authorizations, licenses, permits, easements, consents, certificates and orders (“Permits”) of all governmental or self-regulatory agencies, authorities or bodies required for the conduct of its business, except where the failure to possess or comply with any such Permits is not reasonably likely to result in a Material Adverse Effect, and all such Permits are in full force and effect.

(xi)           The Company and its subsidiaries have good and marketable title to all property (whether real or personal) described in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus as being owned by them that are material to the business of the Company, in each case free and clear of all material liens, claims, security interests, other material encumbrances or material defects.  The property held under lease by the Company and its subsidiaries is held by them under valid, subsisting and enforceable leases with only such exceptions with respect to any particular lease as do not interfere in any material respect with the conduct of the business of the Company and its subsidiaries.

(xii)           The Company and each of its subsidiaries owns or possesses or has valid right to use all patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights, licenses, inventions, trade secrets and rights necessary for the conduct of the business of the Company and its subsidiaries as currently carried on and as described in or incorporated by reference into the Registration Statement, the Time of Sale Disclosure Package and the Prospectus; except as stated in the Registration Statement, in the Time of Sale Disclosure Package or in the Prospectus, to the knowledge of the Company, no name which the Company or any of its subsidiaries uses and no other aspect of the business of the Company or any of its subsidiaries will involve or give rise to any infringement of, or license or similar fees for, any patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights, licenses, inventions, trade secrets or other similar rights of others material to the business or prospects of the Company and neither the Company nor any of its subsidiaries has received any written notice alleging any such infringement or fee.

(xiii)        The Company or its subsidiaries are the exclusive owners of the entire right, title and interest in and to the intellectual property owned by the Company or any of its subsidiaries and material to their business (the “Owned Intellectual Property”), and have a valid license to use the intellectual property that is licensed or sublicensed to the Company or any of its subsidiaries and material to their business (the “Licensed Intellectual Property”).  The Company or its subsidiaries are entitled to use all Owned Intellectual Property and Licensed Intellectual Property in the continued operation of their business without limitation, subject only to the terms of the licenses relating to the Licensed Intellectual Property.  The Owned Intellectual Property and, to the best of the Company’s knowledge, the Licensed Intellectual Property have not been adjudged invalid or unenforceable in whole or in part, and are valid and enforceable.  The expiration of any patents, patent rights, trademarks, service marks, trade names or copyrights would not result in a Material Adverse Effect that is not otherwise disclosed in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus.

To the Company’s knowledge, the conduct of the Company’s or its subsidiaries’ business as currently conducted or proposed to be conducted does not infringe or misappropriate the intellectual property of any third party.  No actions or proceedings alleging any of the foregoing are pending, and no claim has been threatened or asserted against the Company or any of its subsidiaries alleging any of the foregoing.  To the Company’s knowledge, no person is engaging in any activity that infringes the Owned Intellectual Property that would result in a Material Adverse Effect.

No Owned Intellectual Property is subject to any outstanding decree, order, injunction, judgment or ruling restricting the Owned Intellectual Property or that would impair the validity or enforceability of the Owned Intellectual Property, except for any such decree, order, injunction, judgment or writing that would not result in a Material Adverse Effect.

(xiv)        The Company and each of its subsidiaries has complied with, is not in violation of, and has not received any notice of violation relating to any law, rule or regulation relating to the conduct of its business, or the ownership or operation of its property and assets, including, without limitation, (A) the Currency and Foreign Transactions Reporting Act of 1970, as amended, or any money laundering laws, rules or regulations, (B) any laws, rules or regulations related to health, safety or the environment, including those relating to the regulation of hazardous substances, (C) the currently applicable provisions of the Sarbanes-Oxley Act and the rules and regulations of the Commission thereunder, (D) the Foreign Corrupt Practices Act of 1977 and the rules and regulations thereunder, and (E) the Employment Retirement Income Security Act of 1974 and the rules and regulations thereunder, in each case except where the failure to be in compliance is not reasonably likely to result in a Material Adverse Effect.

(xv)         Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, employee, representative, agent or affiliate of the Company or any of its subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company will not directly or indirectly use the proceeds of the offering of the Shares contemplated hereby, or lend, contribute or otherwise make available such proceeds to any person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

(xvi)        The Company carries, or is covered by, insurance in such amounts and covering such risks as is reasonable for the conduct of its business and the value of its properties and as is customary for companies engaged in similar businesses in similar industries.

(xvii)       No labor dispute with the employees of the Company or any of its subsidiaries exists or, to the knowledge of the Company, is imminent that is reasonably likely to result in a Material Adverse Effect.

(xviii)      Neither the Company nor, to its knowledge, any other party is in violation, breach or default of any Contract that is reasonably likely to result in a Material Adverse Effect.

(xix)         No customer of the Company has notified the Company that it intends to discontinue or decrease the rate of business done with the Company, except where such decrease is not reasonably likely to result in a Material Adverse Effect.

(xx)          There are no claims, payments, issuances, liabilities, arrangements or understandings for services in the nature of a finder’s, consulting or origination fee with respect to the introduction of the Company to any Underwriter or the sale of the Shares hereunder or any other arrangements, agreements, understandings, payments or issuances with respect to the Company that may affect the Underwriter’s compensation, as determined by the Financial Industry Regulatory Authority (“FINRA”).

(xxi)         Except as disclosed to the Underwriter in writing, the Company has not made any direct or indirect payments (in cash, securities or otherwise) to (i) any person, as a finder’s fee, investing fee or otherwise, in consideration of such person raising capital for the Company or introducing to the Company persons who provided capital to the Company, (ii) any FINRA member, or (iii) any person or entity that has any direct or indirect affiliation or association with any FINRA member within the 12-month period prior to the date on which the Registration Statement was filed with the Commission (“Filing Date”) or thereafter, except as contemplated by this Agreement.

(xxii)        None of the net proceeds of the offering will be paid by the Company to any participating FINRA member or any affiliate or associate of any participating FINRA member, except as specifically authorized herein.

(xxiii)      To the Company’s knowledge, no (i) officer or director of the Company or its subsidiaries, (ii) owner of 5% or more of the Company’s unregistered securities or that of its subsidiaries or (iii) owner of any amount of the Company’s unregistered securities acquired within the 180-day period prior to the Filing Date, has any direct or indirect affiliation or association with any FINRA member.  The Company will advise the Underwriter and its counsel if it becomes aware that any officer, director or 5% or more stockholder of the Company or its subsidiaries is or becomes an affiliate or associated person of a FINRA member participating in the offering.

(xxiv)      Other than the Underwriter, no person has the right to act as an underwriter or as a financial advisor to the Company in connection with the transactions contemplated hereby.

(xxv)       The Company and each of its subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that:  (1) transactions are executed in accordance with management’s general or specific authorization; (2) transactions are recorded as necessary to permit preparation of financial statements in conformity with United States generally accepted accounting principles and to maintain accountability for assets; (3) access to assets is permitted only in accordance with management’s general or specific authorization; and (4) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.  Except as described in the Time of Sale Disclosure Package and the Prospectus, since the end of the Company’s most recent audited fiscal year, there has been (I) no material weakness in the Company’s internal control over financial reporting (whether or not remediated) and (II) no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

(xxvi)      The Company and its consolidated subsidiaries employ disclosure controls and procedures that are designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported, within the time periods specified in the Commission’s rules and forms, and is accumulated and communicated to the Company’s management, including its principal executive officer or officers and principal financial officer or officers, as appropriate, to allow timely decisions regarding disclosure.

(xxvii)     No event has occurred which, with notice or lapse of time or both, would constitute such a default, in the performance of any material obligation, agreement or condition contained in any bond, debenture, note, indenture, loan agreement or any other material contract, lease or other instrument to which it is subject or by which any of them may be bound, or to which any of the material property or assets of the Company or any of its subsidiaries is subject.

(xxviii)    Other than the subsidiaries of the Company listed in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus, the Company, directly or indirectly, owns no capital stock or other equity or ownership or proprietary interest in any corporation, partnership, association, trust or other entity.

(xxix)       There are no business relationships or related-party transactions involving the Company or any subsidiary or any other person required to be described in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus that have not been described as required.

(xxx)        The Company has not distributed and will not distribute any prospectus or other offering material in connection with the offering and sale of the Securities other than any Preliminary Prospectus, the Time of Sale Disclosure Package or the Prospectus or other materials permitted by the Securities Act to be distributed by the Company; provided, however, that, except as set forth on Schedule I, the Company has not made and will not make any offer relating to the Securities that would constitute a “free writing prospectus” as defined in Rule 405 under the Securities Act, except in accordance with the provisions of Section 5(a)(viii) of this Agreement.

4.           Purchase, Sale and Delivery of Shares.

(a)           On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Company agrees to issue and sell to the Underwriter the Underwritten Shares, and the Underwriter agrees to purchase the Underwritten Shares.  The purchase price for each Underwritten Share shall be $9.73 per share (the “Per Share Price”).  Notwithstanding the foregoing, the Underwriter hereby acknowledges that it is not being paid a fee for the Underwritten Shares sold to Kaleil Isaza Tuzman or any entity affiliated with Kaleil Isaza Tuzman, however, all such Underwritten Shares being sold to any entity affiliated with Kaleil Isaza Tuzman are being underwritten by the Underwriter.  The Company agrees to pay the Underwriter’s compensation as set forth in Schedule I hereto.

(b)           The Company hereby grants to the Underwriter the option to purchase some or all of the Additional Shares and, upon the basis of the warranties and representations and subject to the terms and conditions herein set forth, the Underwriter shall have the right to purchase all or any portion of the Additional Shares at the Per Share Price as may be necessary to cover over-allotments made in connection with the transactions contemplated hereby.  This option may be exercised by the Underwriter at any time or from time to time on or before 11:59 Pacific time on the thirtieth day following the date hereof, by written notice to the Company (the “Option Notice”).  The Option Notice shall set forth the aggregate number of Additional Shares as to which the option is being exercised, and the date and time when the Additional Shares are to be delivered (such date and time being herein referred to as the “Option Closing Date”); provided, however, that the Option Closing Date shall not be earlier than the Closing Date (as defined below) nor earlier than the second business day after the date on which the option shall have been exercised nor later than the fifth business day after the date on which the option shall have been exercised unless the Company and the Underwriter otherwise agree.

Payment of the purchase price for and delivery of the Additional Shares shall be made at the Option Closing Date in the same manner and at the same office as the payment for the Underwritten Shares as set forth in subparagraph (c) below.  For the purpose of expediting the checking of the certificate for the Additional Shares by the Underwriter, the Company agrees to make a form of such certificate available to the Underwriter for such purpose at least one full business day preceding the Option Closing Date.

(c)           The Underwritten Shares will be delivered by the Company to the Underwriter against payment of the purchase price therefor by wire transfer of immediately available or same day funds payable to the order of the Company at the offices of Roth Capital Partners, LLC, 24 Corporate Plaza, Newport Beach, CA 92660, or such other location as may be mutually acceptable, at approximately 7:00 a.m. Pacific Time, on the third (or if the Underwritten Shares are priced, as contemplated by Rule 15c6-1(c) under the Exchange Act, after 4:30 p.m. Eastern time, the fourth) full business day following the date hereof, or at such other time and date as the Underwriter and the Company determine pursuant to Rule 15c6-1(a) under the Exchange Act, or, in the case of the Additional Shares, at such date and time set forth in the Option Notice.  The time and date of delivery of the Underwritten Shares or the Additional Shares, as applicable, is referred to herein as the “Closing Date.”  If the Underwriter so elects, delivery of the Underwritten Shares and Additional Shares may be made by credit through full fast transfer to the account at The Depository Trust Company designated by the Underwriter.  Certificates representing the Shares, in definitive form and in such denominations and registered in such names as the Underwriter may request upon at least two business days’ prior notice to the Company, will be made available for checking and packaging not later than 10:30 a.m. Pacific Time on the business day next preceding the Closing Date at the above addresses, or such other location as may be mutually acceptable.

(d)           The Underwriter shall endeavor to sell the Shares to both retail and institutional investors.

5.           Covenants.

The Company covenants and agrees with the Underwriter as follows:

(i)           During the period beginning on the date hereof and ending on the later of the Closing Date or such date as determined by the Underwriter that the Prospectus is no longer required by law to be delivered in connection with sales by an underwriter or dealer (the “Prospectus Delivery Period”), prior to amending or supplementing the Registration Statement, including any Rule 462 Registration Statement, the Time of Sale Disclosure Package or the Prospectus, the Company shall furnish to the Underwriter for review and comment a copy of each such proposed amendment or supplement, and the Company shall not file any such proposed amendment or supplement to which the Underwriter reasonably objects.

(ii)           From the date of this Agreement until the end of the Prospectus Delivery Period, the Company shall promptly advise the Underwriter in writing (A) of the receipt of any comments of, or requests for additional or supplemental information from, the Commission, (B) of the time and date of any filing of any post-effective amendment to the Registration Statement or any amendment or supplement to the Time of Sale Disclosure Package, the Prospectus or any Issuer Free Writing Prospectus, (C) of the time and date that any post-effective amendment to the Registration Statement becomes effective and (D) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending its use or the use of the Time of Sale Disclosure Package, the Prospectus or any Issuer Free Writing Prospectus, or of any proceedings to remove, suspend or terminate from listing or quotation the Common Stock from any securities exchange upon which it is listed for trading or included or designated for quotation, or of the threatening or initiation of any proceedings for any of such purposes.  If the Commission shall enter any such stop order at any time during the Prospectus Delivery Period, the Company will use its reasonable efforts to obtain the lifting of such order at the earliest possible moment.  Additionally, the Company agrees that it shall comply with the provisions of Rules 424(b), 430A and 430B, as applicable, under the Securities Act and will use its reasonable efforts to confirm that any filings made by the Company under Rule 424(b) or Rule 433 were received in a timely manner by the Commission (without reliance on Rule 424(b)(8) or 164(b) of the Securities Act).

(iii)           (A) During the Prospectus Delivery Period, the Company will comply with all requirements imposed upon it by the Securities Act, as now and hereafter amended, and by the Rules and Regulations, as from time to time in force, and by the Exchange Act, as now and hereafter amended, so far as necessary to permit the continuance of sales of or dealings in the Shares as contemplated by the provisions hereof, the Time of Sale Disclosure Package, the Registration Statement and the Prospectus.  If during such period any event occurs the result of which the Prospectus (or if the Prospectus is not yet available to prospective purchasers, the Time of Sale Disclosure Package ) would include an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances then existing, not misleading, or if during such period it is necessary or appropriate in the opinion of the Company or its counsel or the Underwriter or its counsel to amend the Registration Statement or supplement the Prospectus (or if the Prospectus is not yet available to prospective purchasers, the Time of Sale Disclosure Package ) to comply with the Securities Act or to file under the Exchange Act any document that would be deemed to be incorporated by reference in the Prospectus in order to comply with the Securities Act or the Exchange Act, the Company will promptly notify the Underwriter and will amend the Registration Statement or supplement the Prospectus (or if the Prospectus is not yet available to prospective purchasers, the Time of Sale Disclosure Package) or file such document (at the expense of the Company) so as to correct such statement or omission or effect such compliance.

(B)           If at any time following the issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development the result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information contained in the Registration Statement or any Prospectus or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances prevailing at that subsequent time, not misleading, the Company has promptly notified or promptly will notify the Underwriter and has promptly amended or will promptly amend or supplement, at its own expense, such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission.

(iv)           The Company shall use reasonable efforts to qualify the Shares for sale under the securities laws of such jurisdictions as the Underwriter reasonably designates and to continue such qualifications in effect so long as required for the distribution of the Shares, except that the Company shall not be required in connection therewith to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified, to execute a general consent to service of process in any state or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise subject.

(v)           The Company will furnish to the Underwriter and counsel for the Underwriter copies of the Registration Statement, each Prospectus, any Issuer Free Writing Prospectus, and all amendments and supplements to such documents, in each case as soon as available and in such quantities as the Underwriter may from time to time reasonably request.

(vi)           The Company will make generally available to its security holders as soon as practicable, but in any event not later than 15 months after the end of the Company’s current fiscal quarter, an earnings statement (which need not be audited) covering a 12-month period that shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 of the Rules and Regulations.

(vii)           The Company will pay or cause to be paid  (A) all expenses (including transfer taxes allocated to the respective transferees) incurred in connection with the delivery to the Underwriter of the Shares, (B) all expenses and fees (including, without limitation, fees and expenses of the Company’s counsel) in connection with the preparation, printing, filing, delivery, and shipping of the Registration Statement (including the financial statements therein and all amendments, schedules, and exhibits thereto), the Shares, the Time of Sale Disclosure Package, the Prospectus, any Issuer Free Writing Prospectus and any amendment thereof or supplement thereto, and the printing, delivery, and shipping of this Agreement and other underwriting documents, including Blue Sky Memoranda (covering the states and other applicable jurisdictions) (C) all filing fees and fees and disbursements of counsel for the Underwriter incurred in connection with the qualification of the Shares for offering and sale by the Underwriter or by dealers under the securities or blue sky laws of the states and other jurisdictions that the Underwriter shall designate, (D) the fees and expenses of any transfer agent or registrar, (E) listing fees, if any, (F) all other costs and expenses incident to the performance of its obligations hereunder that are not otherwise specifically provided for herein.  In addition to the foregoing, the Company will provide the Underwriter with an (i) accountable expense reimbursement of a maximum of $20,000 for its pre-approved expenses incurred in connection with the purchase and sale of the Shares contemplated hereby, it being agreed and understood that those expenses described in Schedule 5(a)(vii) attached hereto have been pre-approved by the Company (the “Underwriter’s Expenses”) and (ii) non-accountable expense reimbursement equal to 1.0% of the gross proceeds (not including proceeds subject to the Underwriter's over-allotment option) received from the sale of securities issued in the offering to entities affiliated with Kaleil Isaza Tuzman.  If this Agreement is terminated by the Underwriter in accordance with the provisions of Section 6 or Section 9 or if the sale of the Shares provided for herein is not consummated by reason of any failure, refusal or inability on the part of the Company to perform any, agreement on its part to be performed, or because any other condition of the Underwriter’s obligations hereunder required to be fulfilled by the Company is not fulfilled, the Company will reimburse the Underwriter for all out-of-pocket disbursements (including, but not limited to, fees and disbursements of counsel, travel expenses, postage, facsimile and telephone charges) incurred by the Underwriter in connection with their respective investigation, preparing to market and marketing the Shares or in contemplation of performing their respective obligations hereunder.  Notwithstanding anything contained herein, the maximum amount payable by the Company for the fees of counsel for the Underwriter, disbursements and other out-of-pocket expenses pursuant to this Section 5(a)(vii) exclusive of the Underwriter’s Expenses shall be $20,000.

(viii)        The Company represents and agrees that, unless it obtains the prior written consent of the Underwriter, and the Underwriter represents and agrees that, unless it obtains the prior written consent of the Company, it has not made and will not make any offer relating to the Shares that would constitute an Issuer Free Writing Prospectus; provided, that the prior consent of the parties hereto shall be deemed to have been given in respect of the free writing prospectuses included in Schedule I.  Any such free writing prospectus consented to by the Company and the Underwriter is hereinafter referred to as a “Permitted Free Writing Prospectus.”  The Company represents that it has treated or agrees that it will treat each Permitted Free Writing Prospectus as an “issuer free writing prospectus,” as defined in Rule 433, and has complied or will comply with the requirements of Rule 433 applicable to any Permitted Free Writing Prospectus, including timely Commission filing where required, legending and record-keeping.

(ix)          The Company intends to apply the net proceeds from the sale of the Shares to be sold by it hereunder for the purposes set forth in the Time of Sale Disclosure Package and in the Prospectus.

(x)           The Company has not taken and will not take, directly or indirectly, any action designed to or which might reasonably be expected to cause or result in, or which has constituted, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares.

(xi)          The Company will not incur any liability for any finder’s or broker’s fee or agent’s commission in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby.

(xii)          The Company and its subsidiaries will maintain such controls and other procedures, including without limitation those applicable to the Company and required by Sections 302 and 906 of the Sarbanes-Oxley Act and the applicable regulations thereunder, that are designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Commission’s rules and forms, including without limitation, controls and procedures designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is accumulated and communicated to the Company’s management, including its principal executive officer and its principal financial officer, or persons performing similar functions, as appropriate to allow timely decisions regarding required disclosure, to ensure that material information relating to Company, including its subsidiaries, is made known to them by others within those entities.

(xiii)        The Company shall not invest, or otherwise use the proceeds received by the Company from its sale of the Shares in such a manner as would require the Company to register as an investment company under the Investment Company Act of 1940, as amended.

(xiv)        The Company and its subsidiaries will substantially comply with all effective applicable provisions of the Sarbanes-Oxley Act.

(xv)         During the Prospectus Delivery Period, the Company will file on a timely basis with the Commission such periodic and current reports as required by the Rules and Regulations.

(xvi)        Prior to the Closing Date, the Company will not issue any press release or other communication directly or indirectly or hold any press conference with respect to the Company, its condition, financial or otherwise, or the earnings, business, operations or prospects of any of them, or the offering of the Shares, without the prior written consent of the Underwriter, unless in the reasonable judgment of the Company and its counsel, and after notification to the Underwriter, such press release or communication is required by law, in which case the Company shall use its reasonable best efforts to allow the Underwriter reasonable time to comment on such release or other communication in advance of such issuance.

6.           Conditions of the Underwriter’s Obligations.  The obligations of the Underwriter hereunder to purchase the Shares are subject to the accuracy, as of the date hereof and at the Closing Date and any Option Closing Date (as if made at such date), of and compliance with all representations, warranties and agreements of the Company contained herein, the performance by the Company of its obligations hereunder and the following additional conditions:

(a)           The Registration Statement shall have become effective and prior to the Closing Date or Option Closing Date, as the case may be, no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or shall be pending or, to the knowledge of the Company or you, shall be contemplated by the Commission.

(b)           If the Company has elected to rely upon Rule 430B, the information concerning the public offering price of the Shares and price-related information, and such other information omitted from the Prospectus in reliance on Rule 430B, shall have been filed with the Commission pursuant to Rule 424(b) in the manner and within the prescribed time period (without reliance on Rule 424(b)(8)) and the Company will provide evidence satisfactory to the Underwriter of such timely filing (or a post-effective amendment providing such information shall have been filed and declared effective in accordance with the requirements of Rules 430B and 424(b)).

(c)           If a Rule 462(b) Registration Statement is required, such Registration Statement shall have been transmitted to the Commission for filing and become effective within the prescribed time period and, prior to the Closing Date, the Company shall have provided evidence of such filing and effectiveness in accordance with Rule 462(b).

(d)           The Underwriter shall not have reasonably determined, and advised the Company, that the Registration Statement, the Time of Sale Disclosure Package or the Prospectus, or any amendment thereof or supplement thereto, or any Issuer Free Writing Prospectus, contains an untrue statement of fact which, in the Underwriter's reasonable opinion, is material, or omits to state a fact which, in the Underwriter's reasonable opinion, is material and is required to be stated therein or necessary to make the statements therein not misleading.

(e)           On or after the date hereof (i) no downgrading shall have occurred in the rating accorded any of the Company’s securities by any “nationally recognized statistical organization,” as that term is defined by the Commission for purposes of Rule 436(g)(2) under the Securities Act, and (ii) no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the Company’s securities.

(f)           Except as contemplated in the Time of Sale Disclosure Package or in the Prospectus, subsequent to the respective dates as of which information is given in the Time of Sale Disclosure Package, neither the Company nor any of its subsidiaries shall have incurred any material liabilities or obligations, direct or contingent, or entered into any material transactions, or declared or paid any dividends or made any distribution of any kind with respect to its capital stock; and there shall not have been any change in the capital stock (other than a change in the number of outstanding shares of Common Stock due to the issuance of shares upon the exercise of outstanding options or warrants), or any material change in the short-term or long-term debt of the Company, or any issuance of options, warrants, convertible securities or other rights to purchase the capital stock of the Company or any of its subsidiaries, or any Material Adverse Effect (whether or not arising in the ordinary course of business), or any loss by strike, fire, flood, earthquake, accident or other calamity, whether or not covered by insurance, incurred by the Company or any subsidiary, the effect of which, in any such case described above, in the Underwriter’s judgment, makes it impractical or inadvisable to offer or deliver the Shares or the Additional Shares, as applicable, on the terms and in the manner contemplated in the Time of Sale Disclosure Package, the Registration Statement and in the Prospectus.

(g)           On the Closing Date and any Option Closing Date, there shall have been furnished to the Underwriter the opinion, including the negative assurance opinion, of Greenberg Traurig, LLP, counsel to the Company, dated the Closing Date and Option Closing Date, as applicable, and addressed to the Underwriter, in form and substance reasonably satisfactory to the Underwriter, to the effect set forth in Schedule II.

(h)           On the Closing Date and any Option Closing Date, the Underwriter shall have received the letters of Moore Stephens, P.C. and Grant Thornton LLP, each dated the Closing Date and addressed to the Underwriter, confirming that they are independent public accountants within the meaning of the Securities Act and are in compliance with the applicable requirements relating to the qualifications of accountants under Rule 2-01 of Regulation S-X of the Commission, and confirming, as of the date of such letter (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Time of Sale Disclosure Package, as of a date not prior to the date hereof or more than five days prior to the date of such letter), the conclusions and findings of said firm with respect to the financial information and other matters covered by its letter delivered to the Underwriter concurrently with the execution of this Agreement, and the effect of the letter so to be delivered on the Closing Date and any Option Closing Date shall be to confirm the conclusions and findings set forth in such prior letter.

(i)           On each of the Closing Date and each Option Closing Date, there shall have been furnished to the Underwriter a certificate, dated the Closing Date and addressed to the Underwriter, signed by the chief executive officer and the chief financial officer of the Company, in their capacity as officers of the Company, to the effect that:

(i)           The representations and warranties of the Company in this Agreement are true and correct, in all material respects, as if made at and as of the Closing Date or Option Closing Date, as the case may be, and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Date or Option Closing Date, as the case may be;

(ii)           No stop order or other order (A) suspending the effectiveness of the Registration Statement or any part thereof or any amendment thereof, (B) suspending the qualification of the Shares for offering or sale, or (C) suspending or preventing the use of the Time of Sale Disclosure Package, the Prospectus or any Issuer Free Writing Prospectus, has been issued, and no proceeding for that purpose has been instituted or, to their knowledge, is contemplated by the Commission or any state or regulatory body; and

(iii)           There has been no occurrence of any event resulting or reasonably likely to result in a Material Adverse Effect during the period from and after the date of this Agreement and prior to the Closing Date or Option Closing Date, as the case may be.

(j)           The Company shall have furnished to the Underwriter and their counsel such additional documents, certificates and evidence customary under the circumstances as the Underwriter or their counsel may have reasonably requested.

If any condition specified in this Section 6 shall not have been fulfilled when and as required to be fulfilled, this Agreement may be terminated by the Underwriter by notice to the Company at any time at or prior to the Closing Date and such termination shall be without liability of any party to any other party, except that Section 5(a)(vii), Section 7 and Section 8 shall survive any such termination and remain in full force and effect.

7.           Indemnification and Contribution.

(a)           The Company agrees to indemnify, defend and hold harmless each Underwriter, its respective affiliates, directors and officers and employees, and each person, if any, who controls the Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any losses, claims, damages or liabilities to which the Underwriter or such person may become subject, under the Securities Act or otherwise (including in settlement of any litigation if such settlement is effected with the written consent of the Company), insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, including the information deemed to be a part of the Registration Statement at the time of effectiveness and at any subsequent time pursuant to Rules 430A and 430B of the Rules and Regulations, the Time of Sale Disclosure Package, the Prospectus, or any amendment or supplement thereto (including any documents filed under the Exchange Act and deemed to be incorporated by reference into the Registration Statement or the Prospectus), or any Issuer Free Writing Prospectus, or in any materials or information provided to investors by, or with the approval of, the Company in connection with the marketing of the offering of the Common Stock, including any roadshow or investor presentations made to investors by the Company (whether in person or electronically), or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, (ii) in whole or in part, any inaccuracy in the representations and warranties of the Company contained herein, or (iii) in whole or in part, any failure of the Company to perform its obligations hereunder or under law, and will reimburse the Underwriter for any documented legal or other expenses reasonably incurred by them in connection with evaluating, investigating or defending against such loss, claim, damage, liability or action; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, the Time of Sale Disclosure Package, the Prospectus, or any amendment or supplement thereto or any Issuer Free Writing Prospectus, in reliance upon and in conformity with written information furnished to the Company by the Underwriter specifically for use in the preparation thereof.

(b)           The Underwriter will indemnify, defend and hold harmless the Company, its affiliates, directors, officers and employees, and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any losses, claims, damages or liabilities to which the Company may become subject, under the Securities Act or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of the Underwriter), insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Time of Sale Disclosure Package, the Prospectus, or any amendment or supplement thereto or any Issuer Free Writing Prospectus, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, the Time of Sale Disclosure Package, the Prospectus, or any amendment or supplement thereto or any Issuer Free Writing Prospectus in reliance upon and in conformity with written information furnished to the Company by the Underwriter specifically for use in the preparation thereof, and will reimburse the Company for any legal or other expenses reasonably incurred by the Company in connection with defending against any such loss, claim, damage, liability or action.

(c)           Promptly after receipt by an indemnified party under subsection (a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the failure to notify the indemnifying party shall not relieve the indemnifying party from any liability that it may have to any indemnified party except to the extent such indemnifying party has been materially prejudiced by such failure.  In case any such action shall be brought against any indemnified party, and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate in, and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of the indemnifying party’s election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof; provided, however, that if (i) the indemnified party has reasonably concluded (based on advice of counsel) that there may be legal defenses available to it or other indemnified parties that are different from or in addition to those available to the indemnifying party, (ii) a conflict or potential conflict exists (based on advice of counsel to the indemnified party) between the indemnified party and the indemnifying party (in which case the indemnifying party will not have the right to direct the defense of such action on behalf of the indemnified party), or (iii) the indemnifying party has not in fact employed counsel reasonably satisfactory to the indemnified party to assume the defense of such action within a reasonable time after receiving notice of the commencement of the action, the indemnified party shall have the right to employ a single counsel to represent it in any claim in respect of which indemnity may be sought under subsection (a) or (b) of this Section 7, in which event the reasonable and documented fees and expenses of such separate counsel shall be borne by the indemnifying party or parties and reimbursed to the indemnified party as incurred; it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel (plus local counsel).

The indemnifying party under this Section 7 shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party against any loss, claim, damage, liability or expense by reason of such settlement or judgment.  No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement, compromise or consent to the entry of judgment in any pending or threatened action, suit or proceeding in respect of which any indemnified party is a party or could be named and indemnity was or would be sought hereunder by such indemnified party, unless such settlement, compromise or consent (a) includes an unconditional release of such indemnified party from all liability for claims that are the subject matter of such action, suit or proceeding and (b) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

(d)           If the indemnification provided for in this Section 7 is unavailable or insufficient to hold harmless an indemnified party under subsection (a) or (b) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection (a) or  (b) above, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriter on the other from the offering and sale of the Shares or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and the Underwriter on the other in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations.  The relative benefits received by the Company on the one hand and the Underwriter on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriter, in each case as set forth in the table on the cover page of the Final Prospectus.  The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Underwriter and the parties’ relevant intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission.  The Company and the Underwriter agree that it would not be just and equitable if contributions pursuant to this subsection (d) were to be determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in the first sentence of this subsection (d).  The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (d) shall be deemed to include any documented legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending against any action or claim that is the subject of this subsection (d).  Notwithstanding the provisions of this subsection (d), the Underwriter shall not be required to contribute any amount in excess of the amount of the Underwriter's commissions referenced in Section 4(a) actually received by the Underwriter pursuant to this Agreement.  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

(e)           The obligations of the Company under this Section 7 shall be in addition to any liability that the Company may otherwise have and the benefits of such obligations shall extend, upon the same terms and conditions, to each person, if any, who controls the Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act; and the obligations of the Underwriter under this Section 7 shall be in addition to any liability that the Underwriter may otherwise have and the benefits of such obligations shall extend, upon the same terms and conditions, to the Company and its officers, directors and each person who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act.

(f)           For purposes of this Agreement, the Underwriter confirms, and the Company acknowledges, that there is no information concerning the Underwriter furnished in writing to the Company by the Underwriter specifically for preparation of or inclusion in the Registration Statement, the Time of Sale Disclosure Package, the Prospectus or any Issuer Free Writing Prospectus, other than the statements set forth in the last paragraph on the cover page of the Prospectus and the statements set forth in the “Underwriting” section of the Prospectus and Time of Sale Disclosure Package, and then only insofar as such statements relate to the amount of selling concession and re-allowance or to over-allotment and related activities that may be undertaken by the Underwriter and prior relationships with the Underwriter.

8.           Representations and Agreements to Survive Delivery.  All representations, warranties, and agreements of the Company herein or in certificates delivered pursuant hereto, including, but not limited to, the agreements of the Underwriter and the Company contained in Section 5(a)(vii) and Section 7 hereof, shall remain operative and in full force and effect regardless of any investigation made by or on behalf of the Underwriter or any controlling person thereof, or the Company or any of its officers, directors, or controlling persons, and shall survive delivery of, and payment for, the Shares to and by the Underwriter hereunder.

9.           Termination of this Agreement.

(a)           In addition to the provisions of Section 6, the Underwriter shall have the right to terminate this Agreement by giving notice to the Company as hereinafter specified at any time at or prior to the Closing Date, if (i) trading in the Company’s Common Stock shall have been suspended by the Commission or the Nasdaq Global Market or trading in securities generally on Nasdaq, New York Stock Exchange or NYSE Amex shall have been suspended, (ii) minimum or maximum prices for trading shall have been fixed, or maximum ranges for prices for securities shall have been required, on Nasdaq, New York Stock Exchange or NYSE Amex, by such exchange or by order of the Commission or any other governmental authority having jurisdiction, (iii) a banking moratorium shall have been declared by federal or state authorities, (iv) there shall have occurred any attack on, outbreak or escalation of hostilities or act of terrorism involving the United States, any declaration by the United States of a national emergency or war, any change in financial markets, any substantial change or development involving a prospective substantial change in United States or international political, financial or economic conditions or any other calamity or crisis, or (v) the Company suffers any loss by strike, fire, flood, earthquake, accident or other calamity, whether or not covered by insurance, the effect of which, in each case described in this subsection (a), in the Underwriter’s judgment is material and adverse and makes it impractical or inadvisable to proceed with the completion of the sale of and payment for the Shares.  Any such termination shall be without liability of any party to any other party except that the provisions of Section 5(a)(vii) and Section 8 hereof shall at all times be effective and shall survive such termination.

(b)           If the Underwriter elects to terminate this Agreement as provided in this Section, the Company shall be notified promptly by the Underwriter by telephone, confirmed by letter.

10.         Notices.  Except as otherwise provided herein, all communications hereunder shall be in writing and, if to Roth, shall be mailed, delivered or telecopied to Roth Capital Partners, LLC, 24 Corporate Plaza, Newport Beach, CA 92660, telecopy number: (949) 720-7223, Attention:  Joe Schimmelpfennig; and if to the Company, shall be mailed, delivered or telecopied to it at 168 Fifth Avenue, Suite 301, New York, NY 10010, telecopy number: (212) 937-3999, Attention: Mr. Kaleil Isaza Tuzman, Chairman and Chief Executive Officer, with a copy to Greenberg Traurig, LLP, MetLife Bldg., 200 Park Avenue, 15th Floor, New York, NY 10166, telecopy number:  (212) 801-6400, Attention:  Spencer G. Feldman, Esq.; or in each case to such other address as the person to be notified may have requested in writing.  Any party to this Agreement may change such address for notices by sending to the parties to this Agreement written notice of a new address for such purpose.

11.           Persons Entitled to Benefit of Agreement.  This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns and the controlling persons, officers and directors referred to in Section 7.  Nothing in this Agreement is intended or shall be construed to give to any other person, firm or corporation any legal or equitable remedy or claim under or in respect of this Agreement or any provision herein contained.  The term “successors and assigns” as herein used shall not include any purchaser, as such purchaser, of any of the Shares from the Underwriter.

12.           Absence of Fiduciary Relationship.  The Company acknowledges and agrees that: (a) the Underwriter has been retained solely to act as underwriter in connection with the sale of the Shares and that no fiduciary, advisory or agency relationship between the Company and the Underwriter has been created in respect of any of the transactions contemplated by this Agreement, irrespective of whether the Underwriter has advised or is advising the Company on other matters; (b) the price and other terms of the Shares set forth in this Agreement were established by the Company following discussions and arms-length negotiations with the Underwriter and the Company are capable of evaluating and understanding and understands and accepts the terms, risks and conditions of the transactions contemplated by this Agreement; (c) it has been advised that each of the Underwriter and its affiliates are engaged in a broad range of transactions that may involve interests that differ from those of the Company and that the Underwriter has no obligation to disclose such interest and transactions to the Company by virtue of any fiduciary, advisory or agency relationship; (d) it has been advised that each Underwriter is acting, in respect of the transactions contemplated by this Agreement, solely for the benefit of the Underwriter, and not on behalf of the Company.

13.           Amendments and Waivers.  No supplement, modification or waiver of this Agreement shall be binding unless executed in writing by the party to be bound thereby.  The failure of a party to exercise any right or remedy shall not be deemed or constitute a waiver of such right or remedy in the future.  No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof (regardless of whether similar), nor shall any such waiver be deemed or constitute a continuing waiver unless otherwise expressly provided.

14.           Partial Unenforceability.  The invalidity or unenforceability of any section, paragraph, clause or provision of this Agreement shall not affect the validity or enforceability of any other section, paragraph, clause or provision.

15.           Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

16.           Counterparts.  This Agreement may be executed in one or more counterparts and, if executed in more than one counterpart, the executed counterparts shall each be deemed to be an original and all such counterparts shall together constitute one and the same instrument.

[SIGNATURE PAGE FOLLOWS]

Please sign and return to the Company the enclosed duplicates of this letter whereupon this letter will become a binding agreement between the Company and the Underwriter in accordance with its terms.

Very truly yours,

KIT DIGITAL, INC.

By:	/s/ Kaleil Isaza Tuzman
Name:	Kaleil Isaza Tuzman
Title:	Chairman and CEO

Confirmed as of the date first above- mentioned by the Underwriter.

ROTH CAPITAL PARTNERS, LLC

By:	/s/ Aaron M. Gurewitz
Name:	Aaron M. Gurewitz
Title:	Head of Equity Capital Markets

[Signature page to Underwriting Agreement]

SCHEDULE I

KIT DIGITAL, INC.

1,541,624 Shares of Common Stock

Final Term Sheet

Issuer:	KIT digital, Inc. (the “Company”)

Symbol:	KITD

Security:	Common stock, par value $0.0001 per share

Size:	1,541,624 shares of common stock

Over-allotment option:	231,244 additional shares of common stock

Public offering price:	$9.73 per share

Underwriting discounts and commissions:	$0.5352 per share

Net proceeds (excluding the over-allotment):	$14,174,924 (after deducting the underwriter’s discounts and commissions)

Trade date:	March 4, 2010

Settlement date:	March 9, 2010

Underwriter:	Roth Capital Partners, LLC

The Underwriter shall also be entitled to the accountable and non-accountable expense reimbursements referred to in Section 5(a)(vii).

The Underwriter hereby acknowledges that they are not being paid a fee for the Underwritten Shares sold to Kaleil Isaza Tuzman or any entity affiliated with Kaleil Isaza Tuzman.

The issuer, in its sole discretion, shall have the option to pay in cash to the Underwriter a discretionary bonus of up to 0.25% of the gross proceeds from the sale of the shares subject to this offering.

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates.  Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering.  You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov.  Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it from Roth Capital Partners, LLC, Attention: Syndicate Department, 24 Corporate Plaza Drive, Newport Beach, CA, 92660, by telephone at 1-800-678-9147, by e-mail to rothecm@roth.com, by fax to (949) 720-7223.

SCHEDULE II

Opinions and Negative Assurance, Counsel to the Company

See attached.